Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 17, 2023, with respect to the audited financial statements of Blue Chip Capital Group, Inc. for the years ended May 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Hudgens CPA, PLLC

www.hudgenscpas.com

Houston, Texas

November 17, 2023